Exhibit 99.2

                          Lease Investment Flight Trust
                        Asset Backed Notes, Series 2001-1
                         Quarterly Report to Noteholders
                                  June 30, 2002

I. Management's Discussion and Analysis

Any statements contained herein that are not historical facts, or that might be considered opinions or projections, whether expressed or implied, are meant as, and should be considered, forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among others, statements relating to Lease Investment Flight Trust's future plans, objectives, expectations and intentions and the assumptions underlying or relating to such plans, objectives, expectations and intentions, and may be identified by the use of words such as "expect," "may," "anticipate," "intend," "plan," "should," "believe," "estimate," "predict," "potential," "continue," or similar terms that relate to the future or express uncertainty. Forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. Lease Investment Flight Trust and its subsidiaries (collectively, "LIFT") assume no obligation to update any forward-looking statements to reflect actual results or changes in the factors affecting such forward-looking statements.

Background and General

On June 26, 2001 (the "Closing Date"), LIFT issued $1,429.0 million of Asset Backed Notes (the "Initial Notes"). The Initial Notes were issued in nine classes: Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class C-1, Class C-2, Class D-1 and Class D-2. LIFT used the proceeds from the sale of the Initial Notes to fund cash reserves, pay transaction expenses and make the payments described in the following paragraph. Also on the Closing Date, LIFT Trust-Sub 1 ("LIFT 1") issued $1,310.5 million of bridge notes (the "Bridge Notes") to Credit Suisse First Boston Corporation, the proceeds of which were used by LIFT 1 to pay General Electric Capital Corporation (the "Seller") the full aircraft purchase price for the 39 commercial jet aircraft (the "Initial Aircraft").

Also on the Closing Date, Lease Investment Flight Trust agreed with Automatic LIFT I, LP ("Automatic LIFT I") to purchase LIFT 1 and its subsidiaries under a beneficial interest purchase agreement, to pay to Automatic the cash purchase price of approximately $5.5 million and to repay the Bridge Notes on behalf of LIFT 1. As a result, LIFT 1 became a wholly-owned subsidiary of LIFT on the Closing Date.

On December 18, 2001, LIFT completed an exchange offer whereby it issued seven classes of new notes, also designated Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class C-1, and Class C-2 (the "Exchange Notes" and, together with the Initial Notes, the "Notes"), in exchange for the seven corresponding classes of the Initial Notes. The terms of the Exchange Notes are identical in all material respects to the Initial Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended. The Class D-1 and Class D-2 Notes were not exchanged and remained unregistered. $10 million of the Class A-2 and $34 million of the Class A-3 Initial Notes were not tendered in the exchange offer and remain outstanding.

LIFT consists of special-purpose entities, a number of which own aircraft subject to operating leases. LIFT's business consists of aircraft leasing activities. LIFT may also engage in acquisitions of additional aircraft and

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sales of  aircraft.  Any  acquisitions  of  additional  aircraft and the related issuance of additional notes will require confirmation by the rating agencies rating the Notes that they will not lower, qualify or withdraw their ratings on the outstanding Notes as a result. LIFT's cash flows from its leasing activities will be used to service the interest and principal on the outstanding Notes and to distribute any remaining amounts to the holders of the beneficial interest certificates, after the payment of expenses incurred by LIFT.

LIFT's ability to generate sufficient cash from its aircraft assets to service the outstanding Notes and any additional notes will depend primarily on the rental rates it can achieve on leases, the lessees' ability to perform according to the terms of the leases and the prices it can achieve on any aircraft sales. LIFT's ability to service the outstanding Notes and any additional notes will also depend on the level of LIFT's operating expenses, including maintenance obligations that are expected to increase as the aircraft age, and any unforeseen liabilities. The timing and amount of maintenance related expenditures can fluctuate significantly from period to period, which may affect the cash availability to service the outstanding Notes. The indenture, dated June 26, 2001, under which the Notes were issued (the "Indenture") requires that LIFT maintain a cash reserve balance on deposit in a collections account and permits LIFT to establish a credit facility in order to provide a source of liquidity for its obligations.

LIFT, may, under certain circumstances, issue additional notes to acquire additional aircraft.

Interest incurred by LIFT on the Notes and the rental and other income received by LIFT under operating leases are based on combinations of variable and fixed measures of interest rates. LIFT is exposed to interest rate risk to the extent that the mix of variable and fixed interest obligations under the Notes do not correlate to the mix of variable and fixed rents under operating leases. LIFT has engaged advisors to monitor interest rates in order to mitigate its exposure to unfavorable variations. LIFT utilizes an interest rate swap that shifts the risk of fluctuations in floating rates to the counterparty in exchange for fixed payments by LIFT. Risks in the use of these instruments arise from the possible inability of the counterparties to meet the terms of their contracts and from market movements in securities values and interest rates.

As of June 30, 2002, LIFT was a party to an interest rate swap agreement which it entered into on June 13, 2001 and which became effective on the Closing Date. On June 30, 2002, the notional principal amount of the interest rate swap was $1,179.6 million. Under the agreement, LIFT receives monthly payments based on one-month LIBOR and makes monthly payments based on a fixed rate, each measured against an amortizing notional balance based on the expected payment schedule of the floating notes. On June 30, 2002, the estimated fair value of the interest rate swap was a liability of approximately $63.7 million compared to a liability of approximately $23.5 million on December 31, 2001, a decrease in value of the derivative of $40.2 million.

Additional financial information regarding LIFT, including the form S-4 Registration Statement of LIFT (Registration No. 333-69864) as amended, relating to the issuance of the Exchange Notes (the "Registration Statement"), quarterly report on Form 10-Q and annual report on Form 10-K, have been filed with the Securities and Exchange Commission. These reports can be viewed at the SEC's website (http://www.sec.gov).

The Indenture and other governing documents impose restrictions on how LIFT operates its business. These restrictions may limit the ability to compete effectively in the aircraft leasing market under certain circumstances. For example, there are concentration limits contained in the indenture that restrict

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LIFT's  ability to lease a certain  percentage  of  aircraft  to any  individual lessee, to lessees in particular countries, or to lessees in particular geographical regions. Most of LIFT's competitors do not operate under such restrictions. The tables included in the section "Description of the Aircraft and Leases" illustrate such concentrations as of June 30, 2002.

References in this Quarterly to Noteholders to the initial appraised value at April 30, 2002 mean the average of the three appraisals of the Initial Aircraft as of April 30, 2002. For a further discussion of the appraisals, see "Recent Developments - Other Developments."


Recent Developments

The Aircraft and Lessees

In January 2002, LIFT entered into a restructuring agreement with a lessee based in the United States with respect to a B737-300 aircraft. This agreement reduces the rent for the remaining lease term commencing in December 2001. The aircraft with respect to this lessee represents approximately 1.2% of the aggregate appraised value at April 30, 2002.

In January 2002, LIFT issued a notice of default to a Brazilian lessee with respect to a B737-500 aircraft after this lessee failed to make payments to LIFT. In July 2002, LIFT entered into a restructured lease agreement with this lessee, to defer a portion of the rent for six months commencing with October 2001 and to extend the lease for fifteen months beyond the current lease expiration. The deferral will be repaid with interest over a 36-month period beginning March 2003. The aircraft with respect to this lessee represents approximately 1.8% of the aggregate appraised value at April 30, 2002.

In February 2002, LIFT signed an early termination agreement, in exchange for an early termination fee, with a lessee based in Portugal with respect to a B737-300 aircraft. This early termination fee, which is to be paid by this lessee in twelve equal monthly installments commencing April 2002, was recognized as other income. The aircraft was returned in March 2002 and subsequently delivered to a British lessee on a five-year lease in March 2002. This aircraft represents approximately 2.0% of the aggregate appraised value at April 30, 2002.

In February 2002, LIFT entered into an agreement with a lessee based in Spain for a three-year lease of a B737-800 aircraft. This aircraft was delivered in April 2002 upon its early return from the previous lessee based in Morocco. The aircraft with respect to this lessee represents approximately 2.9% of the aggregate appraised value at April 30, 2002.

In March 2002, LIFT entered into a restructured lease agreement with a Brazilian lessee for a B737-300 and a B737-700 aircraft, which reduced rents starting from September 2001 and extended the leases for 24 months. The aircraft with respect to this lessee represent approximately 4.3% of the aggregate appraised value at April 30, 2002.

In March 2002, an MD-82 aircraft owned by LIFT was delivered to a lessee based in Singapore on a two-year lease following redelivery from the previous lessee based in Tunisia. This lessee based in Singapore signed another contract with LIFT for a two-year lease of an MD-82 aircraft. In May 2002, the lessee terminated both lease agreements and the leases were simultaneously novated to a lessee based in Indonesia. This current Indonesian lessee previously subleased one of these aircraft from the original lessee based in Singapore. This second aircraft was previously off-lease and was delivered in June 2002. The two

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aircraft with respect to this Indonesian lessee represent  approximately 2.3% of the aggregate appraised value at April 30, 2002.

In April 2002, LIFT signed letters of intent with a lessee based in China for a three-year extension with respect to three MD-82 aircraft. These aircraft represent approximately 3.2% of the aggregate initial appraised value of the Initial Aircraft.

In May 2002, a British lessee exercised its early termination option under the lease agreement entered into with LIFT, with respect to a B767-300ER aircraft. The lease will now end in May 2003. The aircraft with respect to this lessee represents approximately 5.9% of the aggregate appraised value at April 30, 2002.

In June 2002, LIFT repossessed both of its aircraft, a B737-300 and a B737-700, from a lessee based in Brazil due to the lessee's non-compliance with the restructuring agreement signed in March 2002. The total amount of rent and maintenance reserve payments outstanding under the leases for the two aircraft with respect to this lessee was approximately $0.7 million at June 30, 2002.
LIFT holds security deposits in the amount of $1.1 million against the arrearages of this lessee. The aircraft with respect to this lessee represent approximately 4.3% of the aggregate appraised value at April 30, 2002.

In June 2002, LIFT signed a letter of intent with a lessee based in Norway for a three-year lease with respect to a B737-300 aircraft that was returned early from a Brazilian lessee. The aircraft is expected to be delivered in August 2002. This aircraft represents approximately 2.0% of the aggregate appraised value at April 30, 2002.

The lease restructuring events discussed above and in LIFT's Annual Report to the Noteholders caused a reduction in LIFT's revenues for the six months ended June 30, 2002 and could result in a permanent reduction in LIFT's revenues as well. These events and any similar future events may give rise to the possibility that LIFT may not be able to pay scheduled interest on certain Note classes on a monthly basis or may not be able to repay in full the principal of certain Note classes by the final maturity dates of those classes. For a description of the impact of assumed increased levels of delinquency on gross revenues and of permanent changes in gross revenues on the expected maturities, weighted average lives and yields of the respective classes of Notes, see pages 93 to 100 of the Registration Statement.

Current Market Conditions

On September 11, 2001, terrorists hijacked and crashed four United States commercial aircraft, with attendant significant loss of life, property damage and economic disruption. Any additional terrorist attacks, the anti-terrorist activity in Afghanistan and throughout the world, any further military or economic responses by the United States, including any changes to the United States aircraft industry by way of law, regulation or otherwise, may increase airline costs or cause declines in air travel demand. In addition to the September 11, 2001 events, the decline in the United States and the worldwide economy has adversely affected both LIFT and its lessees. Revenues and expenses of LIFT's lessees are also likely to be affected by the lessees' ability to operate in the current competitive environment and worsening economic conditions. These and other factors have led to increased bankruptcies and consolidations of airlines. Higher costs (including increased costs for security measures, insurance and fuel) are expected to adversely impact their financial position.

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


Uncertainty with respect to the short to medium term future prospects of the aircraft industry following the current general world economic downturn, which was exacerbated by the terrorist attacks of September 11, 2001 has affected the ability of LIFT's lessees to comply with the terms of their leases, causing restructuring of lease agreements. Such restructurings have included reduced rental rates, deferred payments or early returns of aircraft.

The events discussed above have also contributed to an excess of aircraft in the market place, which has resulted in a significant number of aircraft being parked. These excess aircraft impact the market by causing decreases in the market value of the aircraft, a more competitive leasing market, reductions in lease rates, increased storage costs and increased downtime. These events have impaired the ability of LIFT to re-lease aircraft on a timely basis and at favorable rates and may reduce the value of the aircraft for possible sale. In addition, market values of some aircraft types have declined significantly following the terrorist attacks of September 11, 2001, and it is possible that the market values of certain aircraft types may never recover. These factors have had and will likely continue to have an adverse effect on the cash flow generated from LIFT's aircraft. Such reductions in cash flows will have a negative impact on the amount and timing of payments that will be made by LIFT on the Notes. There can be no assurances as to if and when the aircraft leasing market, and subsequently cash flows to LIFT, will improve.

Other Developments

Under the terms of the Indenture, LIFT is required to obtain annual appraisals of its aircraft. In May 2002, LIFT received appraisals of the adjusted base values of the aircraft as of April 30, 2002 from three independent appraisers that are members of the International Society of Transport Aircraft Trading, as required by the Indenture. The average of the aggregate of the three appraisals of the aircraft at April 30, 2002 was $1,392.7 million.

Under current conditions, future annual appraisals of the aircraft to reflect further reductions, and in some cases significant reductions, of the adjusted base values of the aircraft as a result of sales or dispositions of aircraft, changes in the composition of the aircraft types, geographical concentrations and lessees of the aircraft portfolio, the aging of the aircraft and related increased maintenance expenses, economic or other events affecting the commercial aviation industry, and other factors.

The annual appraisals are based on the assumptions and methodologies utilized by each appraiser and are prepared without physical inspection of the aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals. In addition, the appraisals assume an "open, unrestricted stable market environment with a reasonable balance of supply and demand" and other factors common for like appraisals. Short-term fluctuations in the marketplace are disregarded and it is assumed that there is no necessity either to dispose of a significant number of aircraft simultaneously or to dispose of aircraft quickly. At any point in the aircraft leasing cycle, however, there will be imbalances of aircraft supply and demand and there may be particularly pronounced imbalances for specific aircraft types. Although some aircraft may have market values approximating or exceeding the appraised values given them, others, such as the older aircraft or aircraft that are no longer in production, may have market values below, and in some cases significantly below, those appraised base values as a result of such aircraft supply and demand imbalances, the condition of the aircraft, market and economic conditions and other factors. At a cyclical low, the market value of most aircraft types is likely to be less than, and in some cases significantly less than, the appraised base values. Accordingly, you should not place undue reliance on the indicated appraised

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values as an accurate  depiction of current  market or realizable  values at any one point in time, and you should realize that actual current market or realizable values at any point in time may be substantially less than appraisal values.

In addition, market values of some aircraft types have declined significantly following the terrorist attacks of September 11, 2001, and it is possible that the market values of certain aircraft types may never recover. As discussed in the previous paragraph, the appraised values set forth in the appraisals generally assume a stable market environment and certain other market conditions, and the extent to which the events of September 11, 2001 have been taken into account in determining these appraised values varies among the appraisals. Each of the appraisals notes that current market values of aircraft have been adversely affected by such events and indicates that the long-term impact on aircraft values of those events is uncertain.

The book value of LIFT's aircraft may differ from the base value of the aircraft determined by the appraisals in accordance with the Indenture.

Aircraft are periodically reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". An impairment loss is recognized when the fair value of the undiscounted future cash flows of the aircraft is less than their net book value. The fair value of the aircraft is based on the independent appraisals of the aircraft described in this section and estimates of undiscounted future cash flows. The appraisals assume, among other things, that the aircraft are utilized normally in an open, unrestricted and stable market. Short-term fluctuations in the market place are disregarded and it is assumed that there is no necessity either to dispose of a significant number of aircraft simultaneously or to dispose of aircraft quickly.

As a result of the recession, the terrorist attacks of September 11, 2001 and the significant adverse financial impact that these events have had on the airline industry, the rating agencies that rate the Notes have re-evaluated their ratings of securities issued by aircraft lease securitization vehicles. On October 30, 2001, Moody's placed the Class D Notes on review for possible downgrade. On March 18, 2002, Moody's downgraded the Class D Notes from Ba2 to Ba3. On September 27, 2001, Standard & Poor's placed the Class D Notes on credit watch with negative implications. On September 20, 2001, Fitch placed the Class A, B, C and D Notes on rating watch negative, but on December 21, 2001 they removed the Class A, B and C Notes from this placement without any change to the ratings of these classes. On May 7, 2002, Fitch removed the Class D Notes from rating watch negative without any change to the ratings of that class.

As of June 30, 2002, LIFT had repaid aggregate principal on the Notes of $47.9 million, as compared to an estimate of $48.7 million that, based on revenue and expense assumptions found in pages 93 to 95 of the Registration Statement, was projected to have been repaid by June 30, 2002.

Automatic LIFT I, an affiliate of Automatic LLC, owns 49.9% of the beneficial interests of LIFT and four affiliates of Automatic LIFT I (together with Automatic LIFT I, the "Automatic LIFT LPs") each own 12.525% of the beneficial interests of LIFT. Prior to July 31, 2002, 99.9% of the limited partnership interests of each of the Automatic LIFT LPs was owned by Automatic Aircraft, LP, an affiliate of Automatic LLC ("Automatic Aircraft"). On July 31, 2002, Automatic Aircraft reorganized its ownership of the Automatic LIFT LPs by organizing Flight Lift LLC, a Delaware limited liability company ("Flight Lift"), and contributing to Flight Lift the percentage of limited partnership interests of the Automatic LIFT LPs indicated below:

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                                    Automatic LIFT I, LP      99.9%
                                    Automatic LIFT II, LP     49.9998%
                                    Automatic LIFT III, LP    49.9998%
                                    Automatic LIFT IV, LP     49.9998%
                                    Automatic LIFT V, LP      49.9998%

Flight Lift is managed and controlled by Automatic Aircraft. In exchange for a contribution of cash and treasury securities, Flight Lift issued to an institutional investor a preferred membership interest in Flight Lift resulting in such institutional investor holding an indirect 60% economic interest in LIFT. This institutional investor has no rights to affect the management or control of LIFT. Following such transaction, the Automatic LIFT LPs continue to hold and control, collectively, 100% of the beneficial interests of LIFT.

II. Analysis of Activity in the Collections Account and Comparison of actual verses Expected Payment Results

LIFT makes payments on the notes monthly on the 15th of each month, beginning July 2001, or the next business day if the 15th is not a business day (the "Payment Date"). The amount of cash available for payment is determined on the Calculation Date, which is defined as being four business days prior to the Payment Date. For the purposes of this report, the "Three Month Period" comprises information from the three Monthly Reports to Noteholders through June 17, 2002 and the "Cumulative to Date" comprises information from all of the Monthly Reports to Noteholders since June 13, 2001, ("Inception") through June 17, 2002. The Registration Statement contains assumptions in respect of LIFT's future cash flows, expenses and expected payments results (the "Assumed Case"). The following report contains an analysis of the actual cash flows versus the Assumed Case for the Cumulative to Date.

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
                                                     Lease Investment Flight Trust
                                                   Asset Backed Notes, Series 2001-1
                                                 Actual Cash Flows versus Assumed Case
                                         Three Month Period - March 16, 2002 to June 17, 2002
                                                              (unaudited)

                                 Three Month Period ended June 17, 2002              As % of Assumed Gross Lease Revenue
                               --------------------------------------------       -------------------------------------------
                                     Actual         Assumed      Variance               Actual         Assumed     Variance
CASH COLLECTIONS
Gross Lease Revenue                38,192,838     38,192,838             0               100.00%        100.00%        0.00%
- Rental resets                   (2,127,361)              0   (2,127,361)                -5.57%          0.00%       -5.57%
                               --------------------------------------------       -------------------------------------------
Contracted lease rentals           36,065,477     38,192,838   (2,127,361)                94.43%        100.00%       -5.57%

Movement in current arrears
balance                           (1,887,289)              0   (1,887,289)                -4.94%          0.00%       -4.94%
Less net stress related costs
- Bad debts                                 0      (381,929)       381,929                 0.00%         -1.00%        1.00%
- AOG                               (749,641)    (1,336,749)       587,108                -1.96%         -3.50%        1.54%
- Other leasing income                253,000              0       253,000                 0.66%          0.00%        0.66%
                               --------------------------------------------       -------------------------------------------
Sub-total                           (496,641)    (1,718,678)     1,222,037                -1.30%         -4.50%        3.20%

                               --------------------------------------------       -------------------------------------------
Net lease revenues                 33,681,547     36,474,160   (2,792,613)                88.19%         95.50%       -7.31%


Investment income                     474,228      1,232,883     (758,655)                 1.24%          3.23%       -1.99%

Maintenance receipts                3,494,236                    3,494,236                 9.15%          0.00%        9.15%
Maintenance disbursements           (376,604)                    (376,604)                -0.99%          0.00%       -0.99%
                               --------------------------------------------       -------------------------------------------
Net maintenance                     3,117,632              0     3,117,632                 8.16%          0.00%        8.16%

                               --------------------------------------------       -------------------------------------------
          Total cash collections   37,273,407     37,707,043     (433,636)                97.59%         98.73%       -1.14%
                               --------------------------------------------       -------------------------------------------

CASH EXPENSES
Aircraft operating expenses       (1,738,120)    (1,336,749)     (401,371)                -4.55%         -3.50%       -1.05%

SG&A expenses
Aircraft servicer fees            (1,129,577)    (1,183,303)        53,726                -2.96%         -3.10%        0.14%
Other                               (434,297)      (525,000)        90,703                -1.14%         -3.50%        0.24%
                               --------------------------------------------       -------------------------------------------
Sub-total                         (1,563,874)    (1,708,303)       144,429                -4.09%         -4.47%        0.38%

                               --------------------------------------------       -------------------------------------------
          Total cash expenses     (3,301,994)    (3,045,052)     (256,942)                -8.65%         -7.97%       -0.67%
                               --------------------------------------------       -------------------------------------------

NET CASH COLLECTIONS
Total cash collections             37,273,407     37,707,043     (433,636)                97.59%         98.73%       -1.14%
Total cash expenses               (3,301,994)    (3,045,052)     (256,942)                -8.65%         -7.97%       -0.67%
Movement in expense account             8,753              0         8,753                 0.02%          0.00%        0.02%
Interest payments                (11,163,365)   (23,178,930)    12,015,565               -29.23%        -60.69%       31.46%
Swap receipts (payments)         (12,166,082)        412,284  (12,578,366)               -31.85%          1.08%      -32.93%

                               --------------------------------------------       -------------------------------------------
          Total                    10,650,719     11,895,345   (1,244,626)                27.89%         31.15%       -3.26%
                               --------------------------------------------       -------------------------------------------

Principal payments
A1                                          0              0             0                 0.00%          0.00%        0.00%
A2                                          0              0             0                 0.00%          0.00%        0.00%
A3                                (9,605,279)   (10,510,137)       904,858               -25.15%        -27.52%        2.37%
B1                                  (438,646)      (581,206)       142,560                -1.15%         -1.52%        0.37%
B2                                  (606,794)      (804,002)       197,208                -1.59%         -2.11%        0.52%
C1                                          0              0             0                 0.00%          0.00%        0.00%
C2                                          0              0             0                 0.00%          0.00%        0.00%
D1                                          0              0             0                 0.00%          0.00%        0.00%
D2                                          0              0             0                 0.00%          0.00%        0.00%
                               --------------------------------------------       -------------------------------------------
          Total                  (10,650,719)   (11,895,345)     1,244,626               -27.89%        -31.15%        3.26%
                               --------------------------------------------       -------------------------------------------

                                                     Lease Investment Flight Trust
                                                   Asset Backed Notes, Series 2001-1
                                                 Actual Cash Flows versus Assumed Case
                                          Cumulative to Date - June 13, 2001 to June 17, 2002
                                                              (unaudited)

                                           Cumulative to Date                        As % of Assumed Gross Lease Revenue
                               --------------------------------------------       -------------------------------------------
                                     Actual         Assumed      Variance               Actual         Assumed     Variance
CASH COLLECTIONS
Gross Lease Revenue               151,230,736    151,230,736             0               100.00%        100.00%        0.00%
- Rental resets                   (7,872,390)              0   (7,872,390)                -5.21%          0.00%       -5.21%
                               --------------------------------------------       -------------------------------------------
Contracted lease rentals          143,358,346    151,230,736   (7,872,390)                94.79%        100.00%       -5.21%

Movement in current arrears
balance                           (4,671,771)              0   (4,671,771)                -3.09%          0.00%       -3.09%
Less net stress related costs
- Bad debts                                 0    (1,445,019)     1,445,019                 0.00%         -0.96%        0.96%
- AOG                             (2,721,064)    (5,057,565)     2,336,501                -1.80%         -3.34%        1.54%
- Other leasing income                253,000              0       253,000                 0.17%          0.00%        0.17%
                               --------------------------------------------       -------------------------------------------
Sub-total                         (2,468,064)    (6,502,584)     4,034,520                -1.63%         -4.30%        2.67%

                               --------------------------------------------       -------------------------------------------
Net lease revenues                136,218,511    144,728,152   (8,509,641)                90.07%         95.70%       -5.63%


Investment income                   2,444,469      4,929,488   (2,485,019)                 1.62%          3.26%       -1.64%

Maintenance receipts               12,472,373                   12,472,373                 8.25%          0.00%        8.25%
Maintenance disbursements           (376,604)                    (376,604)                -0.25%          0.00%       -0.25%
                               --------------------------------------------       -------------------------------------------
Net maintenance                    12,095,769              0    12,095,769                 8.00%          0.00%        8.00%

                               --------------------------------------------       -------------------------------------------
          Total cash collections  150,758,749    149,657,640     1,101,109                99.69%         98.96%        0.73%
                               --------------------------------------------       -------------------------------------------

CASH EXPENSES
Aircraft operating expenses       (2,270,551)    (5,057,565)     2,787,014                -1.50%         -3.34%        1.84%

SG&A expenses
Aircraft servicer fees            (4,369,088)    (4,574,436)       205,348                -2.89%         -3.02%        0.14%
Other                             (1,139,911)    (2,100,000)       960,089                -0.75%         -3.34%        0.63%
                               --------------------------------------------       -------------------------------------------
Sub-total                         (5,508,999)    (6,674,436)     1,165,437                -3.64%         -4.41%        0.77%

                               --------------------------------------------       -------------------------------------------
          Total cash expenses     (7,779,550)   (11,732,001)     3,952,451                -5.14%         -7.76%        2.61%
                               --------------------------------------------       -------------------------------------------

NET CASH COLLECTIONS
Total cash collections            150,758,749    149,657,640     1,101,109                99.69%         98.96%        0.73%
Total cash expenses               (7,779,550)   (11,732,001)     3,952,451                -5.14%         -7.76%        2.61%
Movement in expense account       (5,178,871)              0   (5,178,871)                -3.42%          0.00%       -3.42%
Interest payments                (50,891,614)   (90,302,909)    39,411,295               -33.65%        -59.71%       26.06%
Swap receipts (payments)         (38,973,348)      1,087,217  (40,060,565)               -25.77%          0.72%      -26.49%

                               --------------------------------------------       -------------------------------------------
          Total                    47,935,366     48,709,947     (774,581)                31.70%         32.21%       -0.51%
                               --------------------------------------------       -------------------------------------------

Principal payments
A1                                          0              0             0                 0.00%          0.00%        0.00%
A2                                          0              0             0                 0.00%          0.00%        0.00%
A3                               (42,602,884)   (43,037,697)       434,813               -28.17%        -28.46%        0.29%
B1                                (2,237,405)    (2,379,965)       142,560                -1.48%         -1.57%        0.09%
B2                                (3,095,077)    (3,292,285)       197,208                -2.05%         -2.18%        0.13%
C1                                          0              0             0                 0.00%          0.00%        0.00%
C2                                          0              0             0                 0.00%          0.00%        0.00%
D1                                          0              0             0                 0.00%          0.00%        0.00%
D2                                          0              0             0                 0.00%          0.00%        0.00%
                               --------------------------------------------       -------------------------------------------
          Total                  (47,935,366)   (48,709,947)       774,581               -31.70%        -32.21%        0.51%
                               --------------------------------------------       -------------------------------------------

Notes:

The line item descriptions below should be read in conjunction with the actual cash flows versus Assumed Case report provided above.

Gross lease revenue. Gross lease revenue refers to gross revenue based on the assumptions in the Registration Statement.

Rental resets. Rental resets are a measure of the gain or loss in rental revenue when the lease rates are different from those assumed in the Assumed Case, including lease rate adjustments for changes in interest rates on floating rate leases, seasonal adjustments in the monthly rental amount, lease extensions, renewals with current lessees at the end of the lease term, or timing differences between the Assumed Case and the actual rent payment due dates.

Contracted lease rentals. Contracted lease rentals represent the current contracted lease rental rollout which equates to the Assumed Case Gross lease revenue less adjustments for Rental resets.

Movement in current arrears balance. Movement in current arrears balance is the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified as bad debts.

Net stress-related costs. Net stress-related costs are a combination of all the factors which can cause actual lease rentals received to differ from the contracted lease rentals. The Assumed Case estimated net stress-related costs based on a percentage of the sum of the Assumed Case Gross lease revenue and the interest on the Gross lease revenue.

Bad debts. Bad debts are total contracted lease rentals in arrears, net of security deposits drawn down, owed by lessees who have defaulted and which are deemed irrecoverable. Rental arrears from non-accrual lessees are reclassified to Bad Debts when the aircraft is redelivered from the lessee.

Aircraft on ground ("AOG"). AOG is defined as the Assumed Case Gross lease revenue lost when an aircraft is off-lease and non-revenue earning.

Other leasing income. Other leasing income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments or default interest.

Net lease rentals. Net lease rentals are contracted lease rentals less any movement in current arrears balance and net stress-related costs.

Investment income. Interest earned mainly relates to interest received on cash balances held in the collection, expense, and certain lessee funded accounts. Cash held in the collection account consists of the cash liquidity reserve amount of $83 million, in addition to the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The expense account contains cash set aside to pay for expenses which are expected to be payable over the next five months. Lessee funded accounts consist of cash security deposits.

Net maintenance. Net maintenance refers to maintenance reserve revenue received less any maintenance reimbursements paid. The Assumed Case assumes that, over time, maintenance revenue will equal maintenance expenditures. However, it is unlikely that in any particular note payment period, maintenance revenue will exactly equal maintenance expenses.

Aircraft operating expenses. Aircraft operating expenses include all operational costs related to the leasing of an aircraft including costs of re-leasing, repossession and other overhead costs.

Aircraft servicer fees. Aircraft servicer fees are amounts paid to the aircraft servicer, GE Capital Aviation Services, Limited, in accordance with the terms of the servicing agreement.

Other. Other relates to fees and expenses paid to and for other service providers, including the administrative agent, capital markets advisor, financial advisor, legal advisors, auditors, rating agencies and the trustees, and other selling, general and administrative expenses.

Movement in expense account. Movement in expense account relates to increases or decreases in the accrued expense amounts transferred into or out of the expense account.

Interest payments. Interest payments represent the amount of interest paid on LIFT's outstanding classes of Notes.

Swap receipts (payments). According to the terms of the interest rate swap agreement, LIFT pays a fixed rate of interest on the notional amount of the swap to the counterparty and in turn the counterparty pays LIFT a rate of interest on the notional amount based on one-month LIBOR, which results in monthly net swap payments paid or received.

III. Description of the Aircraft and Leases

The following tables set forth details of the 39 Initial Aircraft as of June 30, 2002. See "Management's Discussion and Analysis - Recent Developments" for further information about events that have occurred subsequent to June 30, 2002.


The following table identifies the 39 aircraft by type of aircraft.

                                                             % of Portfolio by
                     Type of     Number of                 Appraised Value as of
Manufacturer        Aircraft     Aircraft     Body Type        April 30, 2002
------------        --------     --------     ---------        --------------
Boeing              B767-300ER       5        Widebody               27.3%
                    B737-300        10        Narrowbody             18.8
                    B747-400         1        Widebody                9.0
                    B737-800         3        Narrowbody              8.9
                    B737-700         2        Narrowbody              4.8
                    B737-400         2        Narrowbody              3.0
                    B737-500         1        Narrowbody              1.8
Airbus              A320-200         4        Narrowbody             11.2
McDonnell Douglas   MD-82            9        Narrowbody              9.5
                    MD-11F           1        Freighter               4.6
                    MD-83            1        Narrowbody              1.1
                                    --                              -----

Total                               39                              100.0 %

All of the aircraft hold or are capable of holding a noise certificate issued under Chapter 3 of Volume I, Part II of Annex 16 of the Chicago Convention or have been shown to comply with the Stage 3 noise levels set out in Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations.


The following table identifies the countries in which the lessees of the 39 aircraft are based, calculated as of June 30, 2002.

                                                             % of Portfolio by
                                             Number of     Appraised Value as of
Country                                      Aircraft         April 30, 2002
-------                                      --------         --------------
United Kingdom..............................     5                  14.4%
Canada......................................     2                  11.4
Spain.......................................     7                  10.7
Malaysia....................................     1                   9.0
China.......................................     5                   8.8
United States...............................     3                   6.6
South Korea.................................     2                   6.1
France......................................     3                   6.0
Turkey......................................     2                   6.0
Russia......................................     1                   5.7
Indonesia...................................     3                   3.8
Italy.......................................     1                   2.9
India.......................................     1                   2.5
Brazil......................................     1                   1.8
Off-Lease...................................     2                   4.3
                                                --                 -----

Total.......................................    39                 100.0%

The following table identifies the regions in which the 39 aircraft are based, calculated as of June 30, 2002.

                                                             % of Portfolio by
                                             Number of     Appraised Value as of
Region                                       Aircraft         April 30, 2002
------                                       --------         --------------
Developed Markets
     Europe.................................    16                    34.0%
     North America..........................     5                    18.0
Emerging Markets
     Asia...................................    12                    30.2
     Africa, Europe & Other ................     3                    11.7
     Latin America..........................     1                     1.8
Off-Lease...................................     2                     4.3
                                                --                   -----

Total.......................................    39                   100.0%


The following table identifies the lessees of the 39 aircraft, calculated as of June 30, 2002.

                                                             % of Portfolio by
                                             Number of     Appraised Value as of
Lessee                                       Aircraft         April 30, 2002
------                                       --------         --------------
Air Canada Capital Ltd.....................      2                    11.4%
Malaysian Airline System Berhad............      1                     9.0
China Eastern Airlines. ...................      5                     8.8
Go Fly Limited.............................      3                     6.4
Societe Air France.........................      3                     6.0
Pegasus Hava Tasimaciligi A.S..............      2                     6.0
Air 2000 Limited...........................      1                     5.9
Aeroflot - Russian Internatilna Airlines...      1                     5.7
Spanair S.A................................      5                     5.1
Korean Airlines............................      1                     4.6
American Airlines..........................      1                     4.3
Volare Airelines SpA.......................      1                     2.9
Futura.....................................      1                     2.9
Iberworld Airlines, S.A....................      1                     2.7
Jet Airways................................      1                     2.5
P.T. Lion Mentari Airlines.................      2                     2.3
easyJet Airline Co. Ltd....................      1                     2.1
Rio Sul, Servicos Aereso Regionais S.A.....      1                     1.8
Asiana Airlines............................      1                     1.5
P.T. Garuda Indonesia......................      1                     1.5
America West Airlines, Inc. ...............      1                     1.2
Delta Air Lines............................      1                     1.1
Off-Lease..................................      2                     4.3
                                                --                   -----

Total......................................     39                   100.0%

Total Number of Lessees: 22

The following table identifies the 39 Initial Aircraft by year of aircraft manufacture. The average age of the 39 Initial Aircraft and the average age weighted by value of the 39 Initial Aircraft as of June 30, 2002 were approximately 7.12 and 5.25 years, respectively.

                                                             % of Portfolio by
                                              Number of    Appraised Value as of
Year of Manufacture                           Aircraft        April 30, 2002
-------------------                           --------        --------------
1986.......................................       1                    1.1%
1987.......................................       4                    4.0
1988.......................................       1                    1.1
1989.......................................       3                    4.1
1990.......................................       4                    4.3
1992.......................................       1                    4.6
1993.......................................       1                    1.3
1994.......................................       1                    4.3
1997.......................................       2                    3.8
1998.......................................       7                   22.0
1999.......................................      11                   37.5
2000.......................................       3                   11.9
                                                 --                  -----

Total......................................      39                  100.0%

Further particulars of the 39 aircraft, as of June 30, 2002 are contained in the table below:

                                                                                                       Appraised
                                                                                                      Value as of
          Country in which                       Aircraft         Engine       Serial     Date of      April 30,     % of
Region    Aircraft is Based       Lessee           Type            Type          No.    Manufacture      2002        Total
------    -----------------       ------           ----            ----          ---    -----------      ----        -----
Europe (Developed)                                                                                      ($000)
         United Kingdom     Air 2000           B767-300ER     CF6-80C2-B7F       29618     5/00     $    81,943      5.9%
         France             Air France         B737-300       CFM56-3C1          28672     1/98          28,047      2.0
         France             Air France         B737-300       CFM56-3C1          28673     2/98          27,993      2.0
         France             Air France         B737-300       CFM56-3C1          28569     2/98          28,017      2.0
         United Kingdom     easyJet Airline    B737-300       CFM56-3CI          29338     7/99          29,550      2.1
         Spain              Futura             B737-800       CFM56-7B26         28592     5/99          40,837      2.9
         United Kingdom     Go Fly Limited     B737-300       CFM56-3C1          28602     8/99          29,827      2.2
         United Kingdom     Go Fly Limited     B737-300       CFM56-3C1          28606    10/99          30,150      2.2
         United Kingdom     Go Fly Limited     B737-300       CFM56-3C1          28570     3/98          28,320      2.0
         Spain              Iberworld          A320-200       CFM56-5B4            879    12/98          36,813      2.7
         Spain              Spanair            MD82           JT8D-217A          49501    10/87          12,847      0.9
         Spain              Spanair            MD82           JT8D-217A          49509     8/89          14,803      1.1
         Spain              Spanair            MD82           JT8D-217A          49519    12/90          15,783      1.1
         Spain              Spanair            MD83           JT8D-219           49578     3/88          14,947      1.1
         Spain              Spanair            MD82           JT8D-217A          49507    10/87          12,910      0.9
         Italy              Volare             A320-200       CFM56-5B4           1152     2/00          40,713      2.9
North America (Developed)
         Canada             Air Canada         B767-300ER     CF6-80C2-B6F       30108    11/99          79,763      5.7
         Canada             Air Canada         B767-300ER     CF6-80C2-B6F       30112     9/99          78,657      5.7
         United States      America West       B737-300       CFM56-3B2          23384     8/87          15,920      1.2
         United States      American           B767-300ER     PW4060             26208     9/94          60,457      4.3
                            Airlines
         United States      Delta Air Lines    B737-300       CFM56-3B2          23376    11/86          15,403      1.1
Asia (Emerging)
         South Korea        Asiana Airlines    B737-400       CFM56-3C1          24469     7/89          20,904      1.5
         China              China Eastern      MD82           JT8D-217A          49513     4/90          14,483      1.0
         China              China Eastern      MD82           JT8D-217A          49515    10/90          14,603      1.1
         China              China Eastern      MD82           JT8D-217A          49511     3/90          15,763      1.1
         China              China Eastern      A320-200       CFM56-5B4           1093    10/99          39,087      2.8
         China              China Eastern      A320-200       CFM56-5B4           1108    11/99          39,204      2.8
         Indonesia          Garuda Indonesia   B737-400       CFM56-3C1          24512     9/89          20,990      1.5
         India              Jet Airways        B737-700       CFM56-7B24         28609    11/99          34,160      2.5
         South Korea        Korean Airlines    MD11F          PW4460             48523     9/92          64,423      4.6
         Indonesia          Lion Mentari       MD82           JT8D-217A          49419     8/87          13,250      1.0
                            Airlines
         Indonesia          Lion Mentari       MD82           JT8D-217C          53147     8/93          18,387      1.3
                            Airlines
         Malaysia           Malaysian          B747-400       PW4056             28427     3/98         125,753      9.0
                            Airlines System
Africa, Europe & Other (Emerging)
         Russia             Aeroflot           B767-300ER     CF6-80C2-B7F       30110    12/99          79,850      5.7
         Turkey             Pegasus            B737-800       CFM56-7B26         28591     4/99          40,473      2.9
         Turkey             Pegasus            B737-800       CFM56-7B26         28628     6/00          43,530      3.1
Latin America (Emerging)
         Brazil             Rio Sul            B737-500       CFM56-3C1          28565    11/97          24,257      1.8
Off-Lease                                      B737-300       CFM56-3C1          28671    11/97          27,430      2.0
Off-Lease                                      B737-700       CFM56-7B24         28584    12/98          32,500      2.3

Total                                                                                               $ 1,392,747      100%

Aircraft on Ground

As of June 30, 2002 a B737-300 and a B737-700 aircraft with manufacture serial number 28671 and 28584 were on the ground. The B737-700 aircraft is expected to be delivered to a lessee based in Norway in August 2002. The B737-300 aircraft is being remarketed for lease.